Exhibit 99.1

Report of Independent Auditors

To the General Partner of K-Sea General Partner L.P.

In our opinion, the accompanying consolidated balance sheet presents fairly, in all material respects, the financial position of K-Sea General Partner L.P. and its subsidiary at June 30, 2008 in conformity with accounting principles generally accepted in the United States of America. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey

August 4, 2009

K-SEA GENERAL PARTNER L.P.

CONSOLIDATED BALANCE SHEET

(Dollars in thousands)

June 30,
2008
Assets
Current Assets
Cash and cash equivalents	$1,752
Accounts receivable, net	42,090
Deferred taxes	1,184
Prepaid expenses and other current assets	19,861
Total current assets	64,887
Vessels and equipment, net	608,209
Construction in progress	40,370
Deferred financing costs, net	3,829
Goodwill	54,300
Other assets	26,713
Total assets	$798,308

Liabilities and Partners’ Deficit
Current Liabilities
Current portion of long-term debt	$16,754
Accounts payable	35,335
Accrued expenses and other current liabilities	19,211
Deferred revenue	14,219
Total current liabilities	85,519
Term loans and capital lease obligation	256,381
Credit line borrowings	166,071
Other liabilities	6,707
Deferred taxes	3,933
Total liabilities	518,611
Non-controlling interest in equity of joint venture	4,519
Non-controlling interest in equity of subsidiary	277,147

Commitments and contingencies
Partners’ Deficit
Partners’ deficit	(1,879)
Accumulated other comprehensive loss	(90)
Total Partners’ Deficit	(1,969)
Total liabilities and partners’ deficit	$798,308

See accompanying notes to consolidated balance sheet.

K-SEA GENERAL PARTNER L.P.

NOTES TO CONSOLIDATED BALANCE SHEET

(dollars in thousands, except unit and per unit amounts)

Note 1:  Basis of Presentation

K-Sea General Partner L.P. (the “General Partner”) is the general partner of K-Sea Transportation Partners L.P. (the “Partnership”). The Partnership provides marine transportation, distribution and logistics services for refined petroleum products in the United States.  On January 14, 2004, the Partnership completed its initial public offering of common units representing limited partner interests and, in connection therewith, also issued to its predecessor companies an aggregate of 4,165,000 subordinated units representing limited partner interests.  During the subordination period the subordinated units are not entitled to receive any distributions until the common units have received their minimum quarterly distribution plus any arrearages from prior quarters.  The subordination period will end once the Partnership meets certain financial tests described in its partnership agreement, but it generally cannot end before December 31, 2008.  When the subordination period ends, all subordinated units will convert into common units on a one-for-one basis and the common units will no longer be entitled to arrearages.  The Partnership met certain financial tests described in its partnership agreement for early conversion of 100% of these subordinated units and, as a result, 1,041,250 of these subordinated units converted to common units on each of February 14, 2007 and February 14, 2008 and 2,082,500 of these subordinated units converted to common units on February 16, 2009.

The General Partner holds 202,447 general partner units (representing a 1.45% general partner interest in the Partnership as of June 30, 2008) and certain incentive distribution rights in the Partnership. Incentive distribution rights represent the right to receive an increasing percentage of cash distributions after the minimum quarterly distribution, any cumulative arrearages on common units, and certain target distribution levels have been achieved. The target distribution levels entitle the general partner to receive an additional 13% of total quarterly cash distributions in excess of $0.55 per unit until all unitholders have received $0.625 per unit, an additional 23% of total quarterly cash distributions in excess of $0.625 per unit until all unitholders have received $0.75 per unit, and an additional 48% of total quarterly cash distributions in excess of $0.75 per unit. The Partnership is required to distribute all of its available cash from operating surplus, as defined in the partnership agreement. On May 1, 2006, the General Partner amended and restated the partnership agreement of the Partnership to, among other things; provide that additional contributions by the general partner to the Partnership upon the issuance of additional limited partner interests are not mandatory. Previously, the general partner was required to make a capital contribution to the Partnership upon the issuance of new limited partner interests to maintain its 2% interest. If the general partner does not make additional capital contributions upon the issuance of new common units, the general partner’s percentage interest in the Partnership will decrease accordingly.

Note 2:  Summary of Significant Accounting Policies

Basis of Consolidation.  The accompanying consolidated balance sheet includes the accounts of the General Partner and the Partnership (collectively, “K-Sea G.P.”). Under the provisions of EITF No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights” (“EITF No. 04-5”), the Partnership and its consolidated subsidiaries are included herein as consolidated subsidiaries effective July 1, 2006. All material inter-company transactions and balances have been eliminated in consolidation.

The non-controlling interest in equity of subsidiary represents (1) the ownership interests of the Partnership’s public unitholders in the net assets of the Partnership through the Partnership’s publicly traded common units and (2) affiliated ownership interests in common units and in all of the subordinated units. For financial reporting purposes, the assets and liabilities of the Partnership are consolidated with those of our own, with any third party and affiliate ownership interest in our consolidated balance sheet amounts shown as non-controlling interest. At June 30, 2008, the Partnership had outstanding 11,633,200 common units and 2,082,500 subordinated units. During the year ended June 30, 2008, the Partnership paid $37,406 of distributions to limited partners, representing the non-controlling interests in the Partnership.

Cash and Cash Equivalents.  K-Sea G.P. considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

K-SEA GENERAL PARTNER L.P.

NOTES TO CONSOLIDATED BALANCE SHEET

(dollars in thousands, except unit and per unit amounts)

Vessels and Equipment.  Vessels and equipment are recorded at cost, including capitalized interest where appropriate, and depreciated using the straight-line method over the estimated useful lives of the individual assets as follows: tank vessels—ten to twenty-five years; tugboats—ten to twenty years; and pier and office equipment—five years. For single-hull tank vessels, such useful lives are limited to the remaining period of operation prior to mandatory retirement as required by the Oil Pollution Act of 1990 (“OPA 90”).  OPA 90 requires that the 25 (including four chartered-in) single-hull vessels currently operated by K-Sea G.P., representing approximately 24% of total barrel-carrying capacity as of June 30, 2008, be retired or retrofitted to double-hull by December 31, 2014.

Included in vessels and equipment are drydocking expenditures that are capitalized and amortized over three years based on regulatory drydocking requirements.  Drydocking of vessels is required both by the United States Coast Guard and by the applicable classification society, which in K-Sea G.P.’s case is the American Bureau of Shipping.  Such drydocking activities include, but are not limited to, the inspection, refurbishment and replacement of steel, engine components, tailshafts, mooring equipment and other parts of the vessel.

Major renewals and betterments of assets are capitalized and depreciated over the remaining useful lives of the assets.  Leasehold improvements are capitalized and depreciated over the shorter of their useful lives or the remaining term of the lease.  Maintenance and repairs that do not improve or extend the useful lives of the assets are expensed.

K-Sea G.P. assesses impairment of long-lived assets used in operations when indicators of impairment are present.   An impairment loss would be recognized if the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts, and to the extent the carrying value exceeds fair value by appraisal.

When property items are retired, sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts with any gain or loss on the dispositions included in income. Assets to be disposed of are reported at the lower of their carrying amounts or fair values, less the estimated costs of disposal.

Fuel Supplies.  Fuel used to operate K-Sea G.P.’s vessels, and on hand at the end of the period, is recorded at cost.  Such amounts totaled $8,389 as of June 30, 2008 and are included in prepaid expenses and other current assets in the consolidated balance sheet.

Deferred Financing Costs.  Direct costs associated with obtaining long-term financing are deferred and amortized over the terms of the related financings. Deferred financing costs are stated net of accumulated amortization which, at June 30, 2008 amounted to $939.

Goodwill. Goodwill represents the excess of the purchase price over the fair value of the net assets of the acquired business at the date of the acquisition. K-Sea G.P. tests for impairment at least annually using a two-step process. The first step identifies potential impairment by comparing the fair value of a reporting unit with its book value, including goodwill. If the fair value of the reporting unit exceeds the carrying amount, goodwill is not impaired and the second step is not necessary. If the carrying value exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount. If the implied fair value of goodwill is less than the carrying amount, a write-down is recorded.

Intangible Assets. Included in other assets are intangible assets acquired as part of business combinations which are recorded at fair value at their acquisition date and are amortized on a straight-line basis over their estimated useful lives.  K-Sea G.P. reviews intangible assets to evaluate whether events or changes have occurred that would suggest an impairment of carrying value.  An impairment would be recognized when expected undiscounted future operating cash flows are lower than the carrying value, and to the extent the carrying value exceeds fair value.  Intangible assets are stated net of accumulated amortization. The weighted average useful life of the intangible assets is 14.5 years.

K-SEA GENERAL PARTNER L.P.

NOTES TO CONSOLIDATED BALANCE SHEET

(dollars in thousands, except unit and per unit amounts)

As of June 30, 2008, the identifiable intangible assets are included in the table below. Intangible assets are included in other assets in the consolidated balance sheet and are stated net of accumulated amortization, which at June 30, 2008 amounted to $7,486.

	Amortization period in years	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Customer Relationships	10-20	$27,100	$(3,312)	$23,788
Customer Contracts	3-6	5,315	(3,847)	1,468
Covenants not to Compete	3-4	550	$(327)	223
Total		$32,965	$(7,486)	$25,479

The expected future amortization expense related to intangible assets is as follows:

Year ending June 30,
2009	$2,943
2010	2,422
2011	1,846
2012	1,840
2013	1,840
2014	1,840
2015 and thereafter	12,748
Total	$25,479

Revenue Recognition.  K-Sea G.P. earns revenue under contracts of affreightment, voyage charters, time charters and bareboat charters. For contracts of affreightment and voyage charters, revenue is recognized based upon the relative transit time in each period, with expenses recognized as incurred. Although contracts of affreightment and certain contracts for voyage charters may be effective for a period in excess of one year, revenue is recognized over the transit time of individual voyages, which are generally less than ten days in duration. For time charters and bareboat charters, revenue is recognized ratably over the contract period, with expenses recognized as incurred. Estimated losses on contracts of affreightment and charters are accrued when such losses become evident.

Deferred revenue.  Deferred revenue arises in the normal course of business from advance billings under charter agreements.  Revenue is recognized ratably over the contract period.

Use of Estimates.  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. The most significant estimates relate to depreciation of the vessels, liabilities incurred from workers’ compensation, commercial and other claims, the allowance for doubtful accounts and deferred income taxes. Actual results could differ from these estimates.

Concentrations of Credit Risk.  Financial instruments which potentially subject K-Sea G.P. to concentrations of credit risk are primarily cash and cash equivalents and trade accounts receivable. K-Sea G.P. maintains its cash and cash equivalents on deposit at a financial institution in amounts that, at times, may exceed insurable limits.

K-SEA GENERAL PARTNER L.P.

NOTES TO CONSOLIDATED BALANCE SHEET

(dollars in thousands, except unit and per unit amounts)

With respect to accounts receivable, K-Sea G.P. extends credit based upon an evaluation of a customer’s financial condition and generally does not require collateral. K-Sea G.P. maintains an allowance for doubtful accounts for potential losses, totaling $1,970 at June 30, 2008, and does not believe it is exposed to concentrations of credit risk that are likely to have a material adverse effect on its financial position, results of operations or cash flows. For the fiscal year ended June 30, 2008 K-Sea G.P.’s allowance for doubtful amounts was impacted by additional charges of $549 and write-offs of ($7).

Currency Translation. Assets and liabilities related to K-Sea G.P.’s Canadian subsidiary are translated at the exchange rate prevailing on the balance sheet date, and revenues and expenses are translated at the weighted average exchange rate for the period.  The resulting translation gain or loss is reflected in partners’ deficit as a component of accumulated other comprehensive income.

Derivative instruments.   K-Sea G.P. utilizes derivative financial instruments to reduce interest rate risks.  K-Sea G.P. does not hold or issue derivative financial instruments for trading purposes.  Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, (“SFAS No. 133”), as amended, establishes accounting and reporting standards for derivative instruments and hedging activities.  It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value.  Changes in the fair value of those instruments are reported in earnings or other comprehensive income depending on the use of the derivative and whether it qualifies for hedge accounting.  The accounting for gains and losses associated with changes in the fair value of the derivative and the effect on the consolidated balance sheet will depend on its hedge designation and whether the hedge is highly effective in achieving offsetting changes in fair value of cash flows of the asset or liability hedged.

Income Taxes.  K-Sea G.P.’s effective tax rate comprises the New York City Unincorporated Business Tax and foreign taxes on its operating partnership, plus federal, state, local and foreign corporate income taxes on the income of the operating partnership’s corporate subsidiaries.

Deferred taxes represent the tax effects of differences between the financial reporting and tax bases of K-Sea G.P.’s assets and liabilities, as applicable, at enacted tax rates in effect for the years in which the differences are expected to reverse.  The recoverability of deferred tax assets is evaluated and a valuation allowance established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Unit-Based Compensation.  K-Sea G.P. has adopted a long-term incentive plan that permits the granting of awards to directors and employees in the form of restricted units and unit options.  K-Sea G.P. recognizes compensation cost for the restricted units on a straight-line basis over the vesting periods of the awards, which range from three to five years.  No unit options have been granted.

Note 3:  Acquisitions

The Smith Maritime Group

On August 14, 2007, K-Sea G.P., through certain wholly owned subsidiaries, completed the acquisition of all of the equity interests in Smith Maritime, Ltd., Go Big Chartering, LLC and Sirius Maritime, LLC (collectively, the “Smith Maritime Group”).  This transaction is part of K-Sea G.P.’s business strategy to expand its fleet through strategic and accretive acquisitions.  The Smith Maritime Group provides marine transportation and logistics services to major oil companies, oil traders and refiners in Hawaii and along the West Coast of the United States.  The aggregate purchase price was $203,690.  As further described in note 5 below, the Partnership financed the cash portion of the purchase through additional borrowings under its revolving credit agreement and a bridge loan.

K-SEA GENERAL PARTNER L.P.

NOTES TO CONSOLIDATED BALANCE SHEET

(dollars in thousands, except unit and per unit amounts)

Under the purchase method of accounting, K-Sea G.P. has included the Smith Maritime Group’s results of operations from August 14, 2007, the acquisition date, through June 30, 2008.  The aggregate recorded purchase price of $203,690 consisted of $168,881 of cash, including $1,496 of direct expenses, $23,511 of assumed debt, and $11,298 representing 250,000 common units valued at their average market value during the five-day period surrounding the announcement of the definitive agreement.  K-Sea G.P. allocated the purchase price to the tangible assets, intangible assets, and liabilities acquired based on their fair values.  The purchased identifiable intangible assets are being amortized on a straight-line basis over their respective estimated useful lives.  The excess of the purchase price over the fair value of the acquired net assets has been recorded as goodwill, which is not amortized but which will be reviewed annually for impairment.  Such purchase price was in excess of the net assets acquired because K-Sea G.P. believes that the cash flows generated from the acquired business will be accretive.  K-Sea G.P.’s allocation of the purchase price is as follows.

Current assets	$8,229
Vessels and equipment, net	158,660
Intangible assets	20,115
Goodwill	37,915
Other assets	9
224,928
Liabilities and capital lease obligations	21,238
Total purchase price	$203,690

The identifiable intangible assets purchased in the acquisition include customer relationships and covenants not to compete, valued at $17,400 which will be amortized over 20 years and $100 which will be amortized over 3 years, respectively.  Amortization expense for the customer relationships and the covenant not to compete for the year ended June 30, 2008 were $725 and $28, respectively.  The annual amortization expense for the identifiable intangibles is $903.  A substantial portion of the goodwill is expected to be deductible for tax purposes.

The acquisition also included an option to purchase a 50% interest in a tank barge, at less than fair market value, which resulted in recognition of an intangible asset of $2,615 at the acquisition date.  Upon exercise of the option in October 2007, K-Sea G.P. obtained a 50% interest in a joint venture newly-formed to own and charter the tank barge, which joint venture is considered a variable interest entity and is consolidated in the accompanying financial statements.  As a result, the consolidated balance sheet reflects $4,519 for the non-controlling interest in this joint venture at June 30, 2008.  The joint venture has a term loan, which matures on October 1, 2012, that is collateralized by the related tank barge.  Borrowings outstanding on this term loan at June 30, 2008 were $2,830.

Note 4:  Vessels and Equipment and Construction in Progress

At June 30, 2008 vessels and equipment and construction in progress comprised the following:

2008
Vessels	$739,153
Pier and office equipment	5,967
745,120
Less accumulated depreciation and amortization	(136,911)
Vessels and equipment, net	$608,209

Construction in progress	$40,370

Depreciation and amortization of vessels and equipment for the fiscal years ended June 30, 2008 was $45,519.  Such depreciation and amortization includes amortization of drydocking expenditures for the fiscal years ended June 30, 2008 of $13,679.

K-SEA GENERAL PARTNER L.P.

NOTES TO CONSOLIDATED BALANCE SHEET

(dollars in thousands, except unit and per unit amounts)

On June 5, 2008, K-Sea G.P. completed the acquisition of eight tugboats and ancillary equipment from Roehrig Maritime LLC and its affiliates.  The purchase price was $41,541 in cash and was financed using available cash plus borrowings under a bridge loan agreement as described in note 5.

As described in note 3, on August 14, 2007 K-Sea G.P. acquired the Smith Maritime Group, including $158,660 of vessels, pier and office equipment.

During fiscal 2008, K-Sea G.P. took delivery of the following newbuild vessels:  in June 2008, an 80,000-barrel tank barge, the DBL 77; in March 2008, a 28,000-barrel tank barge, the DBL 25; in December 2007, a 28,000-barrel tank barge, the DBL 24; and in September 2007, a 28,000-barrel tank barge, the DBL 23.  Additionally, K-Sea G.P. acquired two additional tugboats and two tank barges during the year.  These tank barges and tugboats cost, in the aggregate, $51,888.  K-Sea G.P. has also entered into agreements with shipyards for the construction of additional new tank barges, as follows:

Vessels	Expected Delivery

Two 80,000-barrel tank barges	1st- 2nd Quarter fiscal 2009 (delivered)

One 185,000-barrel articulated tug-barge unit	2nd Quarter fiscal 2010

One 100,000-barrel tank barge	2nd Quarter fiscal 2010

Four 50,000-barrel tank barges	3rd Quarter fiscal 2010 – 2nd Quarter fiscal 2011

Construction in progress at June 30, 2008 comprises expenditures for each of the tank barges described above.

Note 5:  Financing

Credit Agreement

The Partnership maintains a revolving credit agreement with a group of banks, with KeyBank National Association as administrative agent and lead arranger, to provide financing for its operations.  On August 14, 2007, the Partnership amended and restated its revolving credit agreement to provide for (1) an increase in availability to $175,000 under the primary revolving facility, with an increase in the term to seven years, (2) an additional $45,000 364-day senior secured revolving credit facility, (3) amendments to certain financial covenants and (4) a reduction in interest rate margins.  Under certain conditions, the Partnership has the right to increase the primary revolving facility by up to $75,000, to a maximum total facility amount of $250,000.  On November 7, 2007, the Partnership exercised this right and increased the facility by $25,000 to $200,000.  The primary revolving facility is, and the 364-day facility was, collateralized by a first perfected security interest in vessels and certain equipment and machinery related to such vessels having a total fair market value of approximately $275,000.  The revolving facility bears interest at the London Interbank Offered Rate, or LIBOR (2.46% at June 30, 2008), plus a margin ranging from 0.7% to 1.5% depending on the Partnership’s ratio of total funded debt to EBITDA (as defined in the agreement).  The Partnership also incurs commitment fees, payable quarterly, on the unused amount of the facility at a rate ranging from 0.15% to 0.30% based also upon the ratio of Total Funded Debt to EBITDA.  On August 14, 2007, the Partnership borrowed $67,000 under the primary revolving facility and $45,000 under the 364-day facility to fund a portion of the purchase price of the Smith Maritime Group (see note 3).

Also on August 14, 2007, the Partnership entered into a bridge loan facility for up to $60,000 with an affiliate of KeyBank National Association in connection with the Smith Maritime Group acquisition.  While outstanding, the bridge loan facility bore interest at an annual rate of LIBOR plus 1.5%, and was to mature on November 12, 2007.  During an event of default, the bridge loan facility provided for interest at an annual rate of LIBOR plus 7.5%.

K-SEA GENERAL PARTNER L.P.

NOTES TO CONSOLIDATED BALANCE SHEET

(dollars in thousands, except unit and per unit amounts)

Both the $45,000 364-day senior secured facility and the $60,000 bridge loan were repaid on September 26, 2007 upon closing of an offering of common units by the Partnership.  See “—Common Unit Offerings” below.  As of June 30, 2008, the Partnership had $162,350 outstanding on the revolving facility.

The Partnership initially entered into this credit agreement on March 24, 2005.  The five-year $80,000 credit agreement replaced the Partnership’s existing $47,000 revolving credit agreement, which was repaid and terminated.  On October 18, 2005, to partially finance an acquisition, the Partnership amended the credit agreement to increase the available borrowings to $120,000, of which $77,000 was drawn down to pay the cash portion of the purchase price.  On November 29, 2005, to fund the redemption of its Title XI bonds (see “Title XI Bonds” below); the Partnership further amended the credit agreement to increase the maximum borrowings to $155,000.  On April 3, 2006, the Partnership used the net proceeds from the issuance of $80,000 in new term loans to repay outstanding borrowings under the credit agreement, and further amended it to reduce the available borrowings, to release certain vessels from the collateral pool, and to reduce certain covenant requirements.  During fiscal 2007, the Partnership further amended the credit agreement to add additional bank participants, increase the available borrowings to $125,000, amend certain financial covenants and reduce interest rates.

The Partnership also maintains a separate $5,000 revolver with a commercial bank to support its daily cash management activities.  Advances under this facility bear interest at 30-day LIBOR plus a margin of 1.40%; amounts outstanding at June 30, 2008 totaled $3,721.

On November 30, 2007, the Partnership entered into agreements with a financial institution to swap the LIBOR-based, variable rate interest payments on $104,850 of its credit agreement borrowings for fixed rates, for a term of three years.  The fixed rates to be paid by the Partnership average 4.01% plus the applicable margin.  The fair value of the swap contract of ($1,156) as of June 30, 2008 is included in other liabilities in the consolidated balance sheet.

Term Loans and Capital Lease Obligation

Term loans and capital lease obligations outstanding at June 30, 2008 were as follows.  Descriptions of these borrowings are included below:

2008
Term loans due:
October 5, 2008	$4,265
May 1, 2012	3,418
October 1, 2012	2,830
December 31, 2012	9,102
January 1, 2013	13,243
April 30, 2013	15,321
May 1, 2013	71,916
June 1, 2014	18,869
June 1, 2015	16,497
July 1, 2015	27,465
December 1, 2016	10,381
February 28, 2018	5,370
April 1, 2018	4,275
May 1, 2018	46,858
June 1, 2018	4,300
August 1, 2018	17,990
Capital lease obligations and other	1,035
273,135
Less current portion	16,754
$256,381

K-SEA GENERAL PARTNER L.P.

NOTES TO CONSOLIDATED BALANCE SHEET

(dollars in thousands, except unit and per unit amounts)

On June 5, 2008, the Partnership closed the last of eleven fixed-rate term loans aggregating $72,147, which were entered into between April 30, 2008 and June 5, 2008.  These loans were arranged with a financial institution, which assigned all but two to other financial institutions.  The loans have a term of ten years, maturing between April 1, 2018 and June 1, 2018, except one loan for $16,497 which has a term of seven years and matures on June 1, 2015.  These loans bear a weighted average interest rate of 6.35% and are repayable in an aggregate fixed monthly payment of $624.  Final balloon payments of principal total $10,664 on June 1, 2015 and $24,836 between April 1, 2018 and June 1, 2018.  The loans are collateralized by eleven tank barges and tugboats.  The proceeds of these loans were used to repay borrowings under the Partnership’s credit agreement, except for $15,000 which was used to repay an advance on such loans which was borrowed on March 21, 2008 concurrent with repayment of a separate term loan which came due and was repaid on March 24, 2008.  These term loan agreements contain customary events of default, including a cross default to the Partnership’s credit agreement, and also the fixed charge coverage ratio requirement that is included in the credit agreement.  Borrowings outstanding on these loans totaled $71,930 at June 30, 2008.

Also on June 5, 2008, in connection with the acquisition of eight tugboats and ancillary equipment described in note 4 above, the Partnership entered into a bridge loan agreement with a financial institution, pursuant and subject to which the lender agreed to extend a bridge loan in the original principal amount of $31,730.  The bridge loan was to mature on October 5, 2008; the Partnership has since refinanced $27,465 of the bridge loan with term loans and repaid the balance on July 13, 2008 using its revolving credit agreement.  The term loans all have terms of seven years.  Two of the loans totaling $19,860 bear a weighted average interest rate of 6.52% and are repayable in an aggregate fixed monthly amount of $182, with final balloon payments of principal totaling $12,141 due at maturity on July 1, 2015.  A third term loan bears interest at LIBOR plus 2.0%, is repayable in fixed principal amounts ranging from $31 to $42 monthly, plus interest, and matures on July 1, 2015 at which time a final balloon payment of principal of $4,605 is due.  These term loans are collateralized by, in the aggregate, six tugboats.  Borrowings outstanding on these term loans totaled $27,465 at June 30, 2008.

On June 4, 2008, the Partnership entered into a credit agreement (the “ATB Agreement”) with a financial institution pursuant to which the lender agreed to provide financing during the construction period, and thereafter, for a 185,000-barrel articulated tug-barge unit in an amount equal to 80% of the acquisition costs of the unit, up to a maximum of $57,600.  Obligations under the ATB Agreement are collateralized during the construction period by an assignment of the Partnership’s rights under the construction contract with the related shipyard and, after delivery, by a first preferred mortgage interest in the tug-barge unit.  Interest is payable quarterly at the applicable LIBOR rate plus a margin ranging from 1.05% to 1.85% based upon the Partnership’s ratio of Total Funded Debt to EBITDA, as defined in the agreement.  At the delivery date of the unit, which is expected during the fourth quarter of calendar 2009, the aggregate of the advances taken during the construction period will be converted to a term loan repayable in twenty-eight quarterly payments covering 37.5% of the term loan, which are expected to approximate $771 each, plus interest at LIBOR plus the applicable margin.  The twenty eighth and final payment will also include a balloon payment of 62.5% of the acquisition cost, estimated at $36,000.  The ATB Agreement contains the same financial covenants as are contained in the Partnership’s credit agreement described above, as well as customary events of default.   Outstanding borrowings were $10,381 at June 30, 2008 under the agreement.  On June 13, 2008, the Partnership also entered into an agreement with the Bank to swap the LIBOR-based, variable rate interest payments on the outstanding balance of the ATB agreement to a fixed rate of 5.08% over the same term, resulting in a total fixed interest rate of 5.08% plus the applicable margin.  The fair value of the swap contract of ($881) as of June 30, 2008 is included in other liabilities in the consolidated balance sheet.

On February 22, 2008, the Partnership closed a new ten-year, $5,425 term loan to finance the purchase of a tugboat.  The loan bears interest at 6.15%, and is repayable in monthly installments of $46 with a final payment at maturity of $2,417.  The loan is collateralized by the related tugboat.  The principal balance of the loan was $5,370 at June 30, 2008.

K-SEA GENERAL PARTNER L.P.

NOTES TO CONSOLIDATED BALANCE SHEET

(dollars in thousands, except unit and per unit amounts)

On August 14, 2007, in connection with the acquisition of the Smith Maritime Group, the Partnership assumed two term loans totaling $23,511.  The first, in the amount of $19,464, bears interest at LIBOR plus 1.25% and is repayable in equal monthly installments of $147, plus interest, through August 2018.  The second, in the amount of $4,047, bears interest at LIBOR plus 1.0% and is repayable in monthly installments ranging from $59 to $81, plus interest, through May 2012.  These loans are collateralized by three tank barges.  The Partnership also agreed with the lender to assume the two existing interest rate swaps relating to these two loans.  The LIBOR-based, variable rate interest payments on these loans have been swapped for fixed payments at an average rate of 5.44%, plus a margin, over the same terms as the loans.  Borrowings outstanding on the term loans were $21,408 at June 30, 2008.  The fair value of the swap contract of ($1,219) as of June 30, 2008 is included in other liabilities in the consolidated balance sheet.

On April 3, 2006, the Partnership entered into an agreement with a lending institution to borrow $80,000, for which it pledged six tugboats and six tank barges as collateral.  The proceeds of these loans were used to repay indebtedness under the Partnership’s credit agreement.  Borrowings are represented by six notes which have been assigned to other lending institutions.  These loans bear interest at a rate equal to LIBOR plus 1.40%, and are repayable in 84 monthly installments with the remaining principal payable at maturity on May 1, 2013.  The agreement contains certain prepayment premiums.  Borrowings outstanding on these loans totaled $71,916 as of June 30, 2008.  Also on April 3, 2006, the Partnership entered into an agreement with the lending institution to swap the one-month, LIBOR based, variable interest payments on the $80,000 of loans for a fixed payment at a rate of 5.2275%, over the same terms as the loans.  This swap results in a fixed interest rate on the Notes of 6.6275% for their seven-year term.  The fair value of the swap contract of ($3,451) as of June 30, 2008 is included in other liabilities in the consolidated balance sheet.

On December 19, 2005, one of the Partnership’s subsidiaries entered into a seven year Canadian dollar term loan to refinance the purchase of an integrated tug-barge unit.  The proceeds of US $13,000 were used to repay borrowings under the credit agreement which had been used to finance the purchase of the unit.  The loan bears interest at a fixed rate of 6.59%, is repayable in 60 monthly installments of CDN $136 and 23 monthly installments of CDN $216 with the remaining principal amount of CDN $7,688 payable at maturity, and is collateralized by the related tug-barge unit and one other tank barge.  Borrowings outstanding on this loan total US $13,243 as of June 30, 2008.

In May 2006, the Partnership entered into an agreement to borrow up to $23,000 to partially finance construction of two 28,000-barrel and one 100,000-barrel tank barges.  The loan bears interest at 30-day LIBOR plus 1.40%, and is repayable in monthly principal payments of $121, plus accrued interest, over seven years, with the remaining principal amount of $10,281 payable at maturity on June 1, 2014.  The loan is collateralized by the related tank barges and two other tank vessels.  Borrowings outstanding on this loan total $18,869 at June 30, 2008.

In June 2005, the Partnership entered into an agreement to borrow up to $18,000 to finance the purchase of an 80,000-barrel double-hull tank barge and construction of two 28,000-barrel double-hull tank barges.  The loan bears interest at 30-day LIBOR plus 1.71%, and is repayable in monthly principal installments of $107 with the remaining principal amount of $9,000 payable at maturity.  The loan is collateralized by the related tank barges.  Borrowings outstanding on this loan were $15,321 at June 30, 2008.

In March 2005, the Partnership entered into an agreement to borrow up to $11,000 to partially finance construction of a 100,000-barrel tank barge.  The loan bears interest at 30-day LIBOR plus 1.05%, and is repayable in monthly principal installments of $66 with the remaining principal amount of $5,500 payable at maturity.  The loan is collateralized by the related tank barge.  Borrowings outstanding on this loan totaled $9,102 at June 30, 2008.

Restrictive Covenants

The agreements governing the credit agreement and the term loans contain restrictive covenants that, among others, (a) prohibit distributions under defined events of default, (b) restrict investments and sales of assets, and (c) require the Partnership to adhere to certain financial covenants, including defined ratios of fixed charge coverage and funded debt to EBITDA, as defined in the agreement.

K-SEA GENERAL PARTNER L.P.

NOTES TO CONSOLIDATED BALANCE SHEET

(dollars in thousands, except unit and per unit amounts)

Maturities of Long-Term Debt

As of June 30, 2008, maturities of long-term debt for each of the next five years were as follows:

2009	$16,754
2010	18,845
2011	21,122
2012	22,411
2013	89,838

Common Unit Offerings

On September 26, 2007, the Partnership closed a public offering of 3,500,000 common units representing limited partner interests. The price to the public was $39.50 per unit.  The net proceeds of $131,918 from the offering, after payment of underwriting discounts and commissions and expenses, were used to repay borrowings under the credit agreement, including the $45,000 364-day facility, and also the $60,000 bridge loan facility described above.  In addition, as described in note 3, the Partnership issued 250,000 common units to the sellers in the Smith Maritime Group acquisition, valued at $11,298, in a transaction not involving a public offering.

Note 6: Income Taxes

Significant components of deferred income tax liabilities and assets as of June 30, 2008 are as follows:

2008
Deferred tax liabilities:
Book basis of vessels and equipment in excess of tax basis	$5,343
Total deferred tax liabilities	$5,343

Deferred tax assets:
Allowance for doubtful accounts	$104
Accrued expenses	997
Net operating loss carry-forwards	1,357
Other	136
Total deferred tax assets	$2,594

The Partnership had temporary differences at June 30, 2008 primarily related to the excess of the book basis of vessels and equipment over the related tax basis in the amount of $168,903. This amount will result in taxable income, in the years these differences reverse, that will be included in the overall allocation of taxable income to the unitholders of the Partnership.

At June 30, 2008, the Partnership’s corporate subsidiaries had federal net operating losses of $997 which begin to expire in 2024; state and local net operating losses of $4,910 which begin to expire in 2024, and foreign net operating losses of $3,355 which begin to expire in 2026.

K-SEA GENERAL PARTNER L.P.

NOTES TO CONSOLIDATED BALANCE SHEET

(dollars in thousands, except unit and per unit amounts)

Note 7: Commitments and Contingencies

The Partnership leases its New York office and pier facilities from an affiliate of an employee under an agreement which extends through April 2009.  Terms of the agreement provide for annual rental payments of $400 annually through April 2009.  Rent expense was $400 for the fiscal years ended June 30, 2008, 2007 and 2006.  In addition, a subsidiary of the Partnership leases office and pier facilities and a water treatment facility in Virginia under an agreement with a third party that extends through January 2010. The Virginia lease agreement requires annual rental payments of $250 through January 8, 2010.  The subsidiary receives $84 from sublease of a portion of the Virginia property which extends to December 31, 2009.  The subsidiary has an option to buy the Virginia premises for an aggregate purchase price of $4,200.  Rent expense, net of the sublease, was $166 for the fiscal years ended June 30, 2008, 2007 and 2006.   The Partnership and subsidiary are also responsible for real estate taxes, insurance and all other costs associated with occupying these properties.  Effective July 1, 2006, the Partnership also leases office space in New Jersey under an agreement with a third party that extends through December 2013.  The New Jersey lease requires annual rental payments of $392 through December 2009, $408 through December 2010 and $423 through December 2013. Rent expense was $260 and $220 for the fiscal years ended June 30, 2008 and 2007, respectively.

In connection with an acquisition, the Partnership assumed agreements with the port authority in Seattle, Washington covering the lease of terminal facilities and docking rights for its vessels.  The lease expires in October 2008 with a renewal option for one additional five-year term.  The lease requires monthly payments of $26 with escalation each year based on the consumer price index.  Rent expense for the years ended June 30, 2008, 2007 and 2006 was $239, $265 and $208, respectively.  Additionally, the Partnership leases one tugboat and three barges under non-cancelable operating leases which expire in October 2008 through February 2011.  The future minimum lease payments for the one tug and three barge operating leases as of June 30, 2008 are as follows:

Year ending June 30,
2009	$1,841
2010	383
2011	192
2012	—
2013 and thereafter	—
Total	$2,416

At June 30, 2008, minimum contractually agreed future revenue under time and bareboat charters was as follows:

Year ending June 30,
2009	$167,972
2010	76,976
2011	43,438
2012	19,218
2013 and thereafter	28,587
Total	$336,191

The Partnership has entered into employment agreements with certain of its executive officers.  Each of the employment agreements had an initial term of one year, which is automatically extended for successive one-year terms unless either party gives 30-days written notice prior to the end of the term that such party desires not to renew the employment agreement.  These executive officers currently receive aggregate base annual salaries of $960.  In addition, each employee is eligible to receive an annual bonus award based upon the performance of the Partnership and individual performance.  If the employee’s employment is terminated without cause or if the employee resigns for good reason, the employee will be entitled to severance in an amount equal to the greater of (a) the product of 1.3125 (1.75 multiplied by 0.75) multiplied by the employee’s base salary at the time of termination or resignation and (b) the product of 1.75 multiplied by the remaining term of the employee’s non-competition provisions multiplied by the employee’s base salary at the time of termination or resignation.

K-SEA GENERAL PARTNER L.P.

NOTES TO CONSOLIDATED BALANCE SHEET

(dollars in thousands, except unit and per unit amounts)

The European Union is currently working toward a new directive for the insurance industry, called “Solvency 2”, that is expected to become law within three to four years and require increases in the level of free, or unallocated, reserves required to be maintained by insurance entities, including protection and indemnity clubs that provide coverage for the maritime industry.  The West of England Ship Owners Insurance Services Ltd. (“WOE”), a mutual insurance association based in Luxembourg, provides the Partnership’s protection and indemnity insurance coverage and would be impacted by the new directive.  In anticipation of these new regulatory requirements, the WOE has assessed its members an additional capital call which it believes will contribute to achievement of the projected required free reserve increases.  The Partnership’s capital call of $1,119 was paid during calendar 2007.  A further request for capital may be made in the future; however, the amount of such further assessment, if any, cannot be reasonably estimated at this time.  As a shipowner member of the WOE, the Partnership has an interest in the WOE’s free reserves, and therefore has recorded the additional $1,119 capital call as an investment, at cost, subject to periodic review for impairment.  This amount is included in other assets in the June 30, 2008 consolidated balance sheet.

In November 2005 one of the Partnership’s tank barges, the DBL 152, struck submerged debris in the U.S. Gulf of Mexico, causing significant damage which resulted in the barge eventually capsizing. At the time of the incident, the barge was carrying approximately 120,000 barrels of No. 6 fuel oil, a heavy oil product.  In January 2006, submerged oil recovery operations were suspended and a monitoring program, which sought to determine if any recoverable oil could be found on the ocean floor, was begun. In February 2007, the Coast Guard agreed to end the cleanup and response phase, including the Partnership’s obligation to conduct any further monitoring of the area around the spill site. The Partnership’s incident response effort is complete. The Partnership is not aware of any further recovery, cleanup or other costs. However, if any such costs are incurred, they are expected to be paid by the Partnership’s insurers.

The Partnership’s insurers responded to the pollution-related costs and environmental damages resulting from the incident, paying approximately $65,000 less $60 in total deductibles.  In December 2007, a court made a final determination of liability in this case, resulting in a financial recovery by the Partnership’s insurers, and also by the Partnership.  As a result of the ruling, the Partnership was awarded a reimbursement of certain expenses totaling $2,073.  The Partnership received payment in January 2008.

K-Sea G.P. is the subject of various claims and lawsuits in the ordinary course of business for monetary relief arising principally from personal injuries, collisions and other casualties. Although the outcome of any individual claim or action cannot be predicted with certainty, K-Sea G.P. believes that any adverse outcome, individually or in the aggregate, would be substantially mitigated by applicable insurance or indemnification from previous owners of the K-Sea G.P.’s assets, and would not have a material adverse effect on K-Sea G.P.’s financial position, results of operations or cash flows.  K-Sea G.P. is also subject to deductibles with respect to its insurance coverage that range from $25 to $100 per incident and provides on a current basis for estimated payments thereunder.  Insurance claims receivable outstanding totaled $8,801 at June 30, 2008 and is included in prepaid expenses and other current assets.  Insurance claims payable at June 30, 2008 totaled $7,594 and is included in accrued expenses and other current liabilities.

As discussed in note 4, the Partnership has agreements with shipyards for the construction of one new articulated tug-barge unit and seven additional new tank barges.

Note 8: Long-term Incentive Plan

In January 2004, K-Sea General Partner GP LLC, the general partner of the Partnership’s general partner, adopted the K-Sea Transportation Partners L.P. Long-term Incentive Plan (the “Plan”) for directors and employees of K-Sea General Partner GP LLC and its affiliates.  The Plan currently permits the grant of awards covering an aggregate of 440,000 common units in the form of restricted units and unit options and is administered by the Compensation Committee of the Board of Directors of K-Sea General Partner GP LLC.  The Board of Directors of K-Sea General Partner GP LLC, in its discretion, may terminate the Plan at any time with respect to any restricted units for which a grant has not yet been made, and also reserves the right to alter or amend the Plan from time to time, including increasing the number of common units with respect to which awards may be granted subject to unitholder approval as required by the New York Stock Exchange.  No change in any outstanding grant may be made, however, which would materially impair the rights of the participant without the consent of such participant.  Subject to certain exceptions, restricted units are subject to forfeiture if employment is terminated prior to vesting.  As the restricted units vest, K-Sea General Partner GP LLC has the option to either acquire common units in the

K-SEA GENERAL PARTNER L.P.

NOTES TO CONSOLIDATED BALANCE SHEET

(dollars in thousands, except unit and per unit amounts)

open market for delivery to the recipient or distribute newly issued common units from the Partnership.  In all cases, K-Sea General Partner GP LLC is reimbursed by the Partnership for such expenditures.

K-Sea G.P. follows the provisions of FAS 123R, which states “equity instruments awarded to employees is to be estimated at fair value at the grant date.”  There is only a service condition (“vesting period”) in respect to the awards they are not conditional upon any performance or market conditions.  K-Sea G.P. estimated forfeitures over the vesting period to be zero.  Therefore, the fair value estimate is based solely upon the unit price at the grant dates.

A summary of the status of restricted unit awards as of June 30, 2008, and of changes in restricted units outstanding under the Plan during the year ended June 30, 2008, is as follows:

	Number of units	Weighted- average grant price
Restricted unit awards outstanding at June 30, 2007	76,872	$32.01
Units granted	48,912	$43.02
Units vested and issued	(22,900)	$31.67
Restricted unit awards outstanding at June 30, 2008	102,884	$37.32

Note 9: Retirement Plans

Effective June 29, 2006, the Partnership’s money purchase pension plan was terminated and all the assets were merged into the Partnership’s 401(k) Savings Plan (the “Plan”).  Also effective June 29, 2006, a subsidiary’s defined contribution plan was terminated and all the assets were merged into the Plan.  The Plan is a defined contribution plan that qualifies under Section 401(k) of the Internal Revenue Code.  The Plan covers all eligible employees.  The Plan provides that eligible employees may make contributions, subject to Internal Revenue Code limitations, and the Partnership will match the first two percent of employee compensation contributed, subject to a maximum amount.  In addition, the plan allows for an annual discretionary employer contribution up to five percent of an employee’s annual compensation.

Accrued expenses for all retirement plans totaled $2,881 as of June 30, 2008 and are included in accrued expenses and other current liabilities in the consolidated balance sheet.  Additionally, accrued expenses for payroll-related costs totaled $3,969 as of June 30, 2008 which is also included in accrued expenses and other current liabilities in the consolidated balance sheet.

Note 10: Fair Value of Financial Instruments

As of June 30, 2008, the fair value of long-term debt was approximately $445,851 based on the borrowing rates currently available to the Partnership for bank loans with similar terms and average maturities. The fair value of the Partnership’s other financial instruments approximated their cost bases as such instruments are short-term in nature or were recently negotiated.

Note 11: New Accounting Pronouncements

In February 2006, the FASB issued FASB Statement No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140” (“FAS 155”). FAS 155 amends FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities” and FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”.  K-Sea G.P. adopted FAS 155 as of July 1, 2007, and such adoption did not have any impact on its financial position, results of operations or cash flows.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”).  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”.  FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and

K-SEA GENERAL PARTNER L.P.

NOTES TO CONSOLIDATED BALANCE SHEET

(dollars in thousands, except unit and per unit amounts)

measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  K-Sea G.P. adopted FIN 48 as of July 1, 2007, and such adoption did not have any impact on its financial position, results of operations or cash flows.

At the date of the adoption of FIN 48, there were no unrecognized tax benefits and consequently no related interest and penalties.  The significant jurisdictions in which the Partnership files tax returns and is subject to tax include New York City, Venezuela and Puerto Rico.  The significant jurisdictions in which the Partnership’s corporate subsidiaries file tax returns and are subject to tax include the United States and Canada.  The tax returns filed in the United States and state jurisdictions are subject to examination for the years 2004 through 2007 and in foreign jurisdictions for the years 2005 through 2007.  K-Sea G.P. has adopted a policy to record tax related interest and penalties under interest expense and general and administrative expenses, respectively.

In September 2006, the FASB issued FASB Statement No. 157, “Fair Value Measurements” (“FAS 157”).  FAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  FAS 157 applies under other accounting pronouncements that require or permit fair value measurements.  FAS 157 is effective for fiscal years beginning after November 15, 2007, and K-Sea G.P. is currently analyzing its impact, if any.

In February 2007, the FASB issued FASB Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“FAS 159”).  FAS 159 provides an option to report selected financial assets and liabilities at fair value. FAS 159’s objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently.  FAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities.  FAS 159 is effective for fiscal years beginning after November 15, 2007, and K-Sea G.P. is currently analyzing its impact, if any.

In December 2007, the FASB issued FASB Statement No. 141 (revised 2007), “Business Combinations” (“FAS 141(R)”) which replaces FAS No.141, “Business Combinations.”  FAS 141(R) retains the underlying concepts of FAS 141 in that all business combinations are still required to be accounted for at fair value under the purchase method of accounting, but FAS 141(R) changed the method of applying the purchase method in a number of significant aspects.  FAS 141(R) is effective on a prospective basis for all business combinations for which the acquisition date is on or after the beginning of the first fiscal year subsequent to December 15, 2008, with the exception of the accounting for valuation allowances on deferred taxes and acquired tax contingencies.  FAS 141(R) amends FAS 109 such that adjustments made to valuation allowances on deferred taxes and acquired tax contingencies associated with acquisitions that closed prior to the effective date of FAS 141(R) would also apply the provisions of FAS 141(R).  K-Sea G.P. is currently analyzing the impact, if any, of this standard.

In December 2007, the FASB issued FASB Statement No. 160, “Non-controlling Interests in Consolidated Financial Statements, an Amendment of ARB 51” (“FAS 160”). FAS 160 amends ARB 51 to establish new standards that will govern the accounting for and reporting of (1) non-controlling interest in partially owned consolidated subsidiaries and (2) the loss of control of subsidiaries.  FAS 160 is effective on a prospective basis for all fiscal years, and interim periods within those fiscal years beginning, on or after December 15, 2008, except for the presentation and disclosure requirements, which will be applied retrospectively.  K-Sea G.P. is currently analyzing the impact, if any, of this standard.

In March 2008, the FASB issued FASB Statement No. 161, “Disclosure about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (“FAS 161”).  FAS 161 requires qualitative disclosure about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements.  FAS 161 is effective for fiscal years beginning after November 15, 2008.  K-Sea G.P. is currently analyzing the impact, if any, of this standard.

In April 2008, the FASB issued FSP No. FAS 142-3, Determination of the Useful Life of Intangible Assets (FSP FAS 142-3).  FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142, Goodwill and Other Intangible Assets.

K-SEA GENERAL PARTNER L.P.

NOTES TO CONSOLIDATED BALANCE SHEET

(dollars in thousands, except unit and per unit amounts)

FSP FAS 142-3 allows an entity to use its own historical experience in renewing or extending similar arrangements, adjusted for entity-specific factors, in developing assumptions about renewal or extension used to determine the useful life of a recognized intangible asset. As a result, the determination of intangible asset useful lives is now consistent with the method used to determine the period of expected cash flows used to measure the fair value of the intangible assets, as described in other accounting principles. The guidance for determining the useful life of a recognized intangible asset is to be applied prospectively to intangible assets acquired after the effective date. Disclosure requirements are to be applied prospectively to all intangible assets recognized as of, and subsequent to, the effective date.  The provisions of FSP FAS 142-3 are effective as of the beginning of K-Sea G.P.’s fiscal year 2010.  K-Sea G.P. is currently analyzing the impact, if any, of this standard.

In May 2008, the FASB issued FASB Statement (SFAS) No. 162, The Hierarchy of Generally Accepted Accounting Principles (FAS 162).  FAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements that are presented in conformity with generally accepted accounting principles in the United States. This statement is not expected to change existing practices but rather reduce the complexity of financial reporting. This statement will go into effect 60 days after the Securities and Exchange Commission approves related auditing rules and is not expected to have a material effect on the K-Sea G.P.’s consolidated financial statements.

Note 12: Subsequent Event

On August 20, 2008, the Partnership completed a public offering of 2,000,000 common units representing limited partner interests.  The price to the public was $25.80 per unit.  The net proceeds of $50,000 from the offering, after payment of underwriting discounts and commissions, were used to repay borrowings under the Partnership’s credit agreements and to make construction progress payments in connection with the Partnership’s vessel new-building program.

Note 13: Partner’s Capital Deficit

As of June 30, 2008 we had a deficit balance of $1,969 in our partners’ deficit account. This negative balance does not represent an asset to the General Partner and does not represent obligations by the General Partner to contribute cash or property.  The partners’ deficit account generally consists of the General Partner’s cumulative share of net income less cash distributions made plus capital contributions made. Cash distributions that we receive during a period from the Partnership may exceed our interest in the Partnership’s net income for the period. The Partnership makes quarterly cash distributions of all of its Available Cash, a term defined in the Partnership’s partnership agreement and which generally means, with respect to any calendar quarter, all cash on hand at the date of determination of available cash for distribution in respect of such quarter less the amount of cash reserves necessary or appropriate, as determined in good faith by the General Partner, to:

•                  Provide for the proper conduct of the Partnership’s business (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership);

•                  Comply with applicable law or any debt instrument or any other agreement; and

•                  Provide funds for distributions to unitholders and the general partner in respect of any one or more of the next four quarters.

Future cash distributions that exceed net income and contributions made will result in an increase in the deficit balance in the partners’ deficit account.